SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-UNIGRAPHICS SOLUTIONS

                    GABELLI SECURITIES, INC.
                                 9/18/01           10,000            32.3779
                                 9/17/01            5,000            32.2500
                    GABELLI ASSOCIATES LTD
                                 9/18/01           19,500            32.3779
                                 9/17/01           14,100            32.2500
                                 9/10/01           12,000            32.4100
                    GABELLI ASSOCIATES FUND
                                 9/18/01           15,000            32.3779
                                 9/17/01           14,100            32.2500
                                 9/10/01            9,500            32.4100


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.